EMPLOYMENT AGREEMENT

	AGREEMENT,  dated  January  30,  1995,  by  and  between  TRANS   WORLD
ENTERTAINMENT CORP., a New York corporation with offices at 38 Corporate Circle, Albany, New York 12203, (together with RECORD TOWN, INC., and its other subsidiaries, the "Company"), and ROBERT J. HIGGINS, whose address is 54 Sunset Boulevard, Albany, New York ("Higgins").

	WHEREAS, the parties hereto did enter into a certain employment agreement dated as of February, 1994 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit "A"; and

	WHEREAS, the company believes that it is essential to the future well being of the Company that Higgins be retained as President and Chief Executive Officer; and

	WHEREAS, the previous employment agreement between the parties is due to terminate on January 31, 1995 and it is the desire of the parties to extend the terms thereof;

	NOW, THEREFORE, the Company and Higgins agree as follows:

	1. The Employment Agreement is hereby extended through the fiscal year ending January 1996 and any reference in said agreement to January 31, 1995 shall be changed to January 31, 1996, and except for the change in such date, shall continue to be in full force and effect until January 31, 1996.

	IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

WITNESS:                        TRANS WORLD ENTERTAINMENT  CORP.
                                RECORD TOWN, INC.

BY:/S/Robin Blaauboer 			BY:/S/Matthew H. Mataraso



WITNESS:                        ROBERT J. HIGGINS

BY:/S/Daniel Gerron             /S/Robert J. Higgins

EXHIBIT A

                           EMPLOYMENT AGREEMENT

	AGREEMENT, dated as of February 1, 1994, by and between TRANS WORLD MUSIC CORP., a New York corporation with offices at 38 Corporate Circle, Albany, New York 12203, (together with RECORD TOWN, INC., and its other subsidiaries, the "Company"), and ROBERT J. HIGGINS, whose address is 54 Sunset Boulevard, Albany, New York ("Higgins").

	WHEREAS, Higgins has unique knowledge of business and competitive position of the Company, has special expertise in the management and future planning of its affairs, and has helped in the past to develop the image of said business; and

	WHEREAS, it is regarded as essential by the Company that Higgins be available to aid in its management and planning in the future; and

	WHEREAS, a previous employment agreement terminated on January 31, 1994 and it is the desire of the parties to extend the terms thereof.

	NOW, THEREFORE, the Company and Higgins agree as follows:

	1.   SCOPE  OF  EMPLOYMENT.   The  Company  agrees to, and hereby does,
employ Higgins in accordance with the terms and conditions hereinafter set forth. The scope of said employment, and the duties and responsibilities to be performed by Higgins shall consist of the general direction and the determination of policies for the conduct of the business of the Company,
such  duties  and  responsibilities  to  be   performed   by   Higgins   in
collaboration with directors and executive officers of the Company. Higgins intends and expects that at all times during said employment he will serve as a director of the Company and hold the positions and titles of President and Chief Executive Officer. If the Board of Directors should fail to elect him President and Chief Executive Officer, or if Higgins should have a policy dispute with the Board of Directors, or if the shareholders should fail to elect him a director, Higgins shall have the right, at his election, to terminate this Agreement or to change his
position  to  that  of  consultant   and advisor, as described in Section 5
below. The period of such employment as an officer or consultant (the "Employment Period") shall commence upon the date of this Agreement and end on January 31, 1995, or at such earlier time as may be provided hereinabove or in Sections 4 and 6 below.

	2.  DUTIES OF HIGGINS.  Higgins agrees to such employment and agrees to
furnish services to the Company as set  forth  in  Section  1  above.   The
Company recognizes that Higgins has and, it is anticipated, will continue to have throughout the Employment Period, investments and interests in enterprises other than the Company. Higgins may pursue such activities but only to the extent that they are non-competitive (as described in Section 7 below) with the business of the Company and do not interfere with the performance of his duties under this Agreement. During the Employment Period, the Company shall furnish to Higgins office space and secretarial and other office personnel on a level commensurate with a senior executive position to assist him with his duties and his personal investments. Higgins' base of operations during the Employment Period shall not be changed without his prior written consent, but he shall travel for the benefit of the Company, as necessary.

	3.   COMPENSATION.   The minimum base salary of Higgins shall be at the
rate of $550,000  per  annum.   Higgins'  base  salary  shall be payable in
substantially equal monthly or more frequent installments in accordance with the Company's customary payroll practice for its senior executives.
In addition:

		(a)  Higgins  shall  be  entitled  to  reimbursement  for  expenses
reasonably  and  necessarily  incurred  by   him  in  connection  with  the
performance of his duties  under  this  Agreement.   Without  limiting  the
generality  of  the  foregoing,  the  Company  deems  it  to be in its best interest for Higgins  to  meet  with,  and  entertain  in a social setting, business associates, investors, customers, and other persons with whom  the
Company  has or may have a business or financial relationship.  The Company shall  pay  throughout  the  Employment  Period  all  reasonable  expenses, including initiation fees and dues, related to his membership in the social clubs and other organizations used for such purposes.

		(b) During the Employment Period and upon retirement, Higgins shall be entitled to such benefits as are provided on a non-discriminatory basis, relative to base salary, to senior  executive officers of the Company under any retirement, medical, or other employment benefit or incentive  plan  or
pursuant  to  other  understandings.   He  shall  also  be provided with an
automobile and shall be  entitled  to  all  fringe benefits and perquisites which he enjoys on the date of this Agreement or which he received from the
Company in the past or such additional fringe benefits that may be bestowed on senior executive officers in the future.

		(c) The Company agrees to reimburse Higgins for  premiums  paid  by him  for  one  or more life insurance policies, up to a maximum of $150,000 per annum.

		(d) Higgins shall be  entitled  to  participate  in any bonus pool, stock option, stock award, stock purchase, or other stock plans adopted  by the Company for its executives.

	4. ACCELERATION OF COMPENSATION. (a) In the event there shall be a change in the present control of the Company, other than one attributed solely to Higgins' sale of shares, then Higgins shall have the sole and exclusive option, exercisable in writing at any time during the Employment Period after such event, (i) to terminate this Agreement and receive, as a lump sum payment payable within sixty (60) calendar days, 2.99 times the average of the aggregate base and incentive compensation paid to Higgins, over the preceding five years, grossed up to cover any excise taxes that may be payable by Higgins; or (ii) to change his position to that of consultant and advisor, as described in Section 5 below. For the purpose of this Agreement the term "control" shall have the same meaning as presently defined in Reg. 240.12b-2 under the Securities Exchange Act of 1934, as amended.

		(b)  Upon Higgins' death during the Employment Period, the heirs or legal representatives of Higgins shall  be  entitled  to receive, as a lump sum payment payable within sixty (60) calendar  days  of  his  death,  2.99 times  the average of the aggregate base and incentive compensation paid to
Higgins over the preceding five years.

	5. EMPLOYMENT AS CONSULTANT. Upon the election of Higgins as a result of a change of position under Section 1, the election of Higgins under
Section 4, or the election of the Company under Section 6, the Company agrees to retain Higgins and Higgins agrees to serve in a position of consultant and advisor to the Company (with or without retention of his position as President or Chief Executive Officer or as a director, at the election of the Company), for a period commencing upon such election and ending on January 31, 1995. During the period of consulting and advising, Higgins shall render consulting and advisory services in matters relating to business activities of the nature which were carried on by the Company during the period of his employment by the Company. Higgins shall perform such consulting and advisory services and attend meetings, as and when reasonably requested by the Company in advance, provided that Higgins shall not be required to devote thereto in the aggregate more than 30 days per year and, notwithstanding Section 7 below, that he shall be free to engage
in any other business or enter into any other employment.   He  shall  have
discretion in choosing the times and places of performance of his services to the Company compatible with his other activities. Compensation to Higgins under this Section 5 shall continue to be due from the Company as if Higgins were employed in a capacity under Section 1 hereof.

	6. DISABILITY. In the event of disability of Higgins either the Company or Higgins or his representative may give thirty (30) days written notice to the other of its or his intention to terminate the active employment of Higgins hereunder because of such disability. In the event Higgins' active employment is terminated pursuant to this Section 6, the Company may, at its option, pay Higgins all base salary then due and all base salary payable to him as if he were in the employ of the Company until January 31, 1995 or may elect to change his position to that of consultant pursuant to Section 5 above. "Disability" of Higgins for the purposes of this paragraph shall not be considered to be effective unless and until all of the following conditions are met: (a) Higgins shall be determined by a medical doctor selected by Higgins and the Company to be physically or mentally incapable (excluding infrequent and temporary absences due or ordinary illnesses) of properly performing the services required of him in a ccordance with his obligations hereunder; and (b) such incapacity shall exist for more than 120 days, as determined by such doctor, in the aggregate, during any period of twelve consecutive months.

	7.   NON-COMPETE  COVENANT.  Higgins agrees that, except as provided in
Section 5 or as allowed by Section 2,  he will not (a) during the period he is employed by the Company under this Agreement or otherwise engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any
other  business  or  organization,  whether  or  not   such   business   or
organization  now  is  or shall then be competing with the Company; and (b)
for a period of ninety (90) days after he ceases to be employed by the Company under this Agreement or otherwise, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to , or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business the Company, except that in each case the provisions of this Section 7 will not be deemed breached merely because Higgins owns not more than 10% of the outstanding common stock of a corporation, if, at the time of its acquisition by Higgins, such stock is listed on a national securities
exchange,  is  reported  on   NASDAQ,   or   is  regularly  traded  in  the
over-the-counter market by a member of a national securities exchange.

	8. ASSUMPTION OF OBLIGATIONS BY SUCCESSORS. Without limiting Higgins' other rights hereunder, (a) if there shall be a consolidation or merger of the Company with or into any other corporation, the terms, covenants, and conditions of the Agreement shall be kept and performed by that company which shall be formed by, or result from, any such consolidation or merger, as fully and effectually as if such successor company had been the original party to this Agreement; and (b) if the Company effects any sale or transfer of all, or substantially all of its properties and assets to any other company, such transferee shall, as a condition of such transfer, assume and observe all the terms, covenants, and conditions of this Agreement with the same force and effect as if such transferee had been the original party to this Agreement.

	9.   REMEDIES  OF  HIGGINS.   If  there  shall  be  any  breach of this
Agreement by the Company, and Higgins shall institute any action (or counterclaim) in connection therewith, Higgins shall be entitled, if successful in such action or if the Company sues and if Higgins is successful in that action, to recover as damages the discounted value (at a rate of 6%) of all amounts unpaid under this Agreement, or Higgins may, at his election, recover as damages each monthly payment of salary and additional compensation at such time as it becomes payable or would have become payable under the terms of this Agreement, and the Company agrees not only to pay such sums, but, in addition thereto,  interest  thereon  at the prime rate then in effect, until such payment is made, plus any and all reasonable counsel fees (not exceeding 15% of the total recovery), disbursements, and other legal expenses incurred by Higgins (regardless of whether the same are taxable costs) in any action undertaken by Higgins to recover any unpaid amounts or damages. In any such action, the fact that Higgins did or did not seek or engage in other employment or in other activities shall not affect, reduce or mitigate the amount of recovery allowable to Higgins. In addition to any other payments to which Higgins may be entitled, the Company shall also be liable to Higgins for any monies which would be due him under any fringe benefit plan of the Company, as if
said  plan  and  Higgins'  status   as   an  employee  thereunder  and  his
compensation immediately prior to such breach had continued in effect until the end of the term of this Agreement as the same may have been theretofore extended. Higgins' rights hereunder shall, upon his death, accrue to his legal representatives or to his designated beneficiary.

	10.   INVENTIONS  AND  DISCOVERIES.   Higgins  hereby gives and, in the
event the consent of others is necessary, agrees to cause such others to give, the Company the right to use in its business, any ideas, research,
concepts,   discoveries,   processes,   inventions,   devices,  methods  of
manufacturing or improvements of any of the foregoing relating to any product, item or business of the Company discovered or developed by Higgins alone or in conjunction with others, prior to or subsequent to the date of this Agreement and during the Employment Period, whether patentable, copyrightable or not. Higgins understands and expressly agrees that if he breaches any of the provisions of this Section 10, the Company shall have the right to require Higgins' specific performance of al acts necessary to effect the intent and purpose of all provisions of this Section 10, in addition to any other of the Company's rights and remedies.

	11. INJUNCTIVE RELIEF. Because Higgins shall acquire by reason of his employment and association with the Company an extensive knowledge of the Company's trade secrets, suppliers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Higgins of the terms and provisions contained in Sections 7 and 10, monetary compensation alone to the Company would not be an adequate remedy for breach of those terms and provisions. Therefore, it is agreed that in the event of a breach for threat of a breach of the provisions of Sections 7 or 10 by Higgins, the Company shall be entitled, in addition to provable damages, to an immediate injunction from any court of competent jurisdiction restraining Higgins from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Higgins hereby waives any right he may have to require the Company to post a bond or other security with respect to obtaining o r continuing any such injunction or temporary restraining order.

	12. TERMINATION BY COMPANY. If Higgins commits any act or omits to take any action involving fraud, embezzlement, theft, dishonesty, gross misconduct or material breach of his fiduciary duty to the Company, to the material detriment of the Company, the Company shall have the right to give immediate notice of termination of the Agreement, whereupon Higgins shall not be entitled to any further compensation other than amounts received in retirement benefits.

	13. NOTICE OF BREACH. Higgins shall not be deemed to be in breach of any of the provisions of this Agreement unless (a) the Company shall first give written notice to him at his home address, specifying in detail the breach; and (b) such breach shall not be corrected or cured by Higgins within thirty days following his receipt of such notice.

	14. REPRESENTATION BY HIGGINS. Higgins represents and warrants to the Company that he is under no contractual or other restriction which is inconsistent with his execution of this Agreement, the performance by him of his duties under this Agreement, or the other rights of the Company under this Agreement.

	15. MODIFICATION. This Agreement sets forth the entire understanding of this parties with respect to the employment of Higgins and may be modified only by a written instrument duly executed by each party.

	16. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by registered mail or delivered against receipt (to the attention of the Secretary, in the case of the Company) to the address of the party first above set forth or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 16. Any notice or other communication mailed by registered mail shall be deemed given at the time of registration thereof.

	17.  PARTIES BOUND BY AGREEMENT.  This Agreement is not  assignable  by
Higgins.   None of Higgins' rights under this Agreement shall be subject to any encumbrance or the claims of Higgins' creditors. This Agreement shall be binding upon the heirs and legal representatives of Higgins and shall be binding upon an inure to the benefit of the Company, its successors, and assigns, and shall likewise inure to the benefit of Higgins, his heirs and legal representative.

	18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

	19.  PARTIAL INVALIDITY.  The invalidity  or  unenforceability  of  any
particular   provision  of  this  Agreement  shall  not  affect  the  other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

	IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

WITNESS:                            TRANS WORLD MUSIC CORP.
                                    RECORD TOWN, INC.

BY: /S/Paul A. Cardinal	 			By:  /S/Matthew H. Mataraso



WITNESS:                            ROBERT J. HIGGINS

BY: /S/Paul A. Cardinal 			/S/Robert J. Higgins